UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2005

Alico, Inc.

                                                   Florida                                       0-261                           59-0906081
                                      (State of other jurisdiction      (Commission              (IRS Employer
                                                   of incorporation)                      File Number)               Identification No.)

                                                   P.O. Box 338, La Belle, FL                                          33975
                                      (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (863) 675-2966

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. other events.

Incorporated by reference is a press release issued by the Registrant on September 2, 2005, attached as Exhibit 99.1, announcing Alico identifies canker find in isolated grove.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 - Press release announcing Alico identifies canker find in isolated grove, dated September 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: September 2, 2005

By: /s/ John R. Alexander
            John R. Alexander
            President & Chief Executive Officer

Exhibit 99.1

NEWS RELEASE

Alico Inc. Identifies Canker Find In Isolated Grove

Company’s In-House Inspectors Discover Early to Prevent Spread

Alico, Inc., (NASDAQ:ALCO) one of the South’s best-known agribusiness companies operating in Central and Southwest Florida, and with approximately 136,500 acres in real estate holdings, was informed on August 31, 2005, by the Florida Department of Agriculture and Consumer Services that citrus canker was confirmed in Alico’s Knowles-Thomas grove located in Hendry County, Florida. Citrus canker is a highly contagious bacterial disease of citrus that causes premature leaf and fruit drop. Citrus canker causes no threat to humans, animals or plant life other than citrus. In order to eradicate the disease, infected and exposed trees within 1900 feet of the canker find, must be removed and destroyed in accordance with Florida law.

John R. Alexander, Chairman and CEO of Alico, Inc. said, “This is the second canker find in our groves this year. We recently hired two canker inspectors so that we can discover the disease early if present, thereby minimizing the loss. This find was discovered by our in-house inspectors. The find is expected to impact approximately 350 acres of this grove location. The earlier find this year affected approximately 150 acres of a grove in Polk County, Florida.” This find, coupled with the earlier find, affects approximately 4.50% of the Company’s 11,147 producing citrus acres. All of the trees in this grove are covered under the Federal Crop Insurance program. A net loss of approximately $960 thousand, consisting of tree development costs and inventoried costs, will be recorded in the fourth quarter of fiscal 2005. Reimbursements to be received from this insurance coverage are expected to cover approximately 62% of the loss.

Additionally under the Florida Canker Eradication Program, citrus may not be replanted on the property until it has been determined that the property has been canker free for two years. In light of this, the Company is evaluating the property for its best future use. The Knowles-Thomas grove is not contiguous to other Company groves.

About Alico

Alico, Inc., an agribusiness company operating in Central and Southwest Florida, owns approximately 136,500 acres of land located in Collier, Hendry, Lee and Polk Counties. The company is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane, sod production, and forestry. The Company also leases land for farming, cattle grazing, recreation and oil exploration, and is increasingly involved in exploring real estate development in and beyond its holdings.

Statements in this press release that are not statements of historical or current fact constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.